THE ISSUANCE AND SALE OF THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITY.

FIREPOND, INC.

Senior Secured Subordinated Note

Issuance Date: August 2, 2007	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Firepond, Inc. (formerly, FP Technology, Inc. (as successor in interest to AFG Enterprises USA, Inc.)), a Delaware corporation (the "Company"), hereby promises to pay to [RADCLIFFE SPC, LTD. FOR AND ON BEHALF OF THE CLASS A SEGREGATED PORTFOLIO][OTHER BUYERS] or registered assigns ("Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") following any Event of Default (as defined below) on any outstanding Principal as described in Section 2 below.  This Senior Secured Subordinated Note (including all Senior Secured Subordinated Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Secured Subordinated Notes (collectively, the "Notes" and such other Senior Secured Subordinated Notes, the "OtherNotes") issued pursuant to the Securities Purchase Agreement (as defined below).  Certain capitalized terms are defined in Section 25.

(1)  MATURITY.  On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any.  The "MaturityDate" shall be the earlier to occur of (x)  May 2, 2008 and (y) 5 calendar days after the closing of a transaction (or series of transactions) whereby the Company or any of its Subsidiaries shall have sold equity securities of the Company or any of its Subsidiaries or securities exercisable, convertible or exchangeable into equity securities of the Company or any of its Subsidiaries, which resulted in gross proceeds to the Company and/or its Subsidiaries, in the aggregate, in excess of $5 million.

(2)  INTEREST; INTEREST RATE.

(a)  This Note shall not bear Interest except following an Event of Default as described in Section 2(b) below.

(b)  From and after the occurrence of an Event of Default (an "Event of Default Date"), Interest on this Note shall commence accruing at a rate of fifteen percent (15%).  Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the last day of each calendar month (prorated for partial months) during the period beginning on the applicable Event of Default Date and ending on, and including, the earlier to occur of (i) the date all payment obligations under this Note and the other Transaction Documents (as defined in the Securities Purchase Agreement) have been satisfied in full and (iii) the date all outstanding Events of Default under this Note shall have been cured (each, an "InterestDate").  Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash.

(3)  RIGHTS UPON EVENT OF DEFAULT.

(a)  Event of Default.  Each of the following events shall constitute an "Event of Default":

(i)  the Company's failure to pay to the Holder any amount of Principal (including, without limitation, any redemption payments), Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(ii)  any breach or failure in any respect to comply with Section 10 of this Note;

(iii)  default in the performance of any covenant, agreement or condition of the Company in this Note (other than a default specified in clauses 3(a)(i)  through (ii) above), and such default continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Required Holders a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(iv)  (x) default by the Company or any Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $3 million in the aggregate of the Company and any Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Subsidiary), whether such debt now exists or shall hereafter be created, or (y) any other default by the Company or any Subsidiary in respect of such debt resulting in such debt becoming or being declared due and payable prior to its stated maturity; provided that if any time before a judgment or decree has been obtained by any holder of Notes, such default is remedied or cured by the Company, or is waived by the holders of such indebtedness, such default under this clause (x) shall be deemed to have been remedied, cured or waived, as the case may be;

(v)  one or more final unsatisfied judgments not covered by insurance aggregating in excess of $1 million, at any one time, are rendered against the Company or any Subsidiary and not stayed, bonded or discharged within sixty (60) days; or

(vi)   the entry by a court having jurisdiction in the premises of (x) a decree or order for relief in respect of the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law or (z) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(vii)   the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; or

(viii)   any representation or warranty made by the Company in any Transaction Document shall have been incorrect in a material way when made;

(ix)  the Company breaches any covenant or other term or condition of any Transaction Document (other than covenants, terms or conditions, the breach of which constitutes an "Event of Default" under any other subsection of this Section 3(a)), except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) consecutive days;

(x)  any Event of Default (as defined in the Indenture) occurs; or

(xi)  any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)  Redemption Right.  Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within two (2) Business Days deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder.  At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of the Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem.  Each portion of this Note subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price equal to the Outstanding Amount (the "Event of DefaultRedemption Price").  Redemptions required by this Section 3(b) shall be made in accordance with the provisions of Section 7.  To the extent redemptions required by this Section 3(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(4)  RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)  Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes, and satisfactory to the Required Holders.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions.

(b)  Redemption Right.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of ControlNotice").  At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Outstanding Amount the Holder is electing to redeem.  The portion of this Note subject to redemption pursuant to this Section 4 shall be redeemed by the Company in cash at a price equal to 110% of the Outstanding Amount being redeemed (the "Change of Control Redemption Price").  Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 7 and shall have priority to payments to shareholders in connection with a Change of Control.  To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(5)  SECURITY.  This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

(6)  NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(7)  HOLDER'S REDEMPTIONS.

(a)  Mechanics.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice.  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 4(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise.  In the event of a redemption of less than all of the Outstanding Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Outstanding Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Outstanding Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 15(d)) to the Holder representing such Outstanding Amount.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Outstanding Amount subject to such notice.

(b)  Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 3(b) or Section 4(b) (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(8)  VOLUNTARY PREPAYMENTS.  The Company may from time to time voluntarily prepay this Note ( a "Voluntary Prepayment"), in whole or in part, to the extent permitted under the terms of its Senior Indebtedness, but only so long as the Holder is entitled to receive such Voluntary Prepayment in accordance with the terms of the Subordination Agreement without turnover to any Senior Lender, at a price equal to the Outstanding Amount being prepaid (the "Voluntary Prepayment Price"); provided, that the Company shall give the Holder notice thereof no later than ten (10) Business Days in advance of any such Voluntary Prepayment, specifying the date of such Voluntary Prepayment (the "Voluntary Prepayment Date"), the Outstanding Amount being prepaid and the Voluntary Prepayment Price.  If the Company elects to cause a Voluntary Prepayment pursuant to Section 8, then it must simultaneously take the same action with respect to the Other Notes.  If the Company elects to cause a Voluntary Prepayment pursuant to this Section 8 (or similar provisions under the Other Notes) with respect to less than all of the Outstanding Amounts of the Notes, then the Company shall voluntary prepay from each of the holders of the Notes equal to the product of (i) the aggregate Outstanding Amount of Notes which the Company has elected to cause to be voluntarily prepaid pursuant to Section 8, multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate initial principal amount of the Notes purchased by such holder and the denominator of which is the sum of the aggregate initial principal amount of the Notes purchased by all holders (such fraction with respect to each holder is referred to as its "Prepayment Allocation Percentage", and such amount with respect to each holder is referred to as its "Pro Rata Prepayment Amount").  In the event that the holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Prepayment Allocation Percentage and Pro Rata Prepayment Amount.

(9)  VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Note.

(10)  COVENANTS.

(a)  Rank.                      All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company, other than Senior Indebtedness.  The Holder of this Note, and each Person holding this Note, whether upon original issue or upon registration of transfer, assignment or exchange hereof, agrees for the benefit of all holders of Senior Indebtedness, whether outstanding on the date of this Note or thereafter incurred, that the payment of all amounts, expenses, fees, Principal, premium, Interest, Late Charges and any and all other obligations of any kind of the Company owed in connection with this Note shall be subordinated to the prior payment in full in cash of all amounts owing in connection with such Senior Indebtedness to the extent and in the manner set forth in the Subordination Agreement.

(b)  Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness.

(c)  Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

(d)  Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Senior Indebtedness or as otherwise permitted or provided under this Note or the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(e)  Payments. The Company shall duly and punctually make all payments in respect of the Notes in accordance with the terms of the Notes.

(f)   Existence. Subject to Section 4, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder.

(g)  Further Instruments and Acts. Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

(h)  Reports and Delivery of Certain Information. The Company shall furnish to the Holder such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no later than the applicable filing date as set forth in the Exchange Act, whether or not Company makes the filing with the SEC. Delivery of such reports, information and documents to the Holder is for informational purposes only and the Holder's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Holder is entitled to rely conclusively on Officers' Certificates).  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holder (i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would be required to file with the SEC in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the SEC in an Annual Report on Form 10-K, including a report thereon by the Company's certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, "Management Discussion and Analysis of Financial Condition and Results of Operations"; provided that, in each case, the delivery of materials to the Holder by electronic means shall be deemed "furnished" to the Holder for purposes of this Section 10(h); provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the SEC (if the SEC will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

(i)   Resale of Note. The Company shall not, and shall not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") or any successor provision thereto) to, resell any Note which constitutes "restricted securities" under Rule 144 that have been reacquired by any of them. The Holder shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

(j)   Information for IRS Filings. The Company shall provide to the Holder on a timely basis such information as the Holder requires to enable the Holder to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the holders of Notes.

(k)   Restriction on Redemption and Dividends. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase, declare or pay any dividend or other distribution (whether in cash or in kind) on its Capital Stock (as defined in the Indenture).

(l)  Management Offerings. The Company shall not issue to members of management or directors of, or consultants to, the Company equity or securities convertible into equity of the Company except (i) up to 1,766,000 shares issuable pursuant to the Company's 2006 Stock Incentive Plan as in effect on the date hereof, and (ii) as otherwise may be approved by the Required Holders. For the avoidance of doubt, any amendment to the vesting requirements or vesting schedules of the restricted stock awards granted to Doug Croxall, Stephen Peary, William Santo and Mark Campion under those certain Restricted Stock Awards (as defined in the Indenture) issued to each of them in March 2006 shall not be prohibited by this Section 10(l).

(11)  PARTICIPATION.  The Holder, as the holder of this Note, shall not be entitled to any dividends paid or distributions made to the holders of Common Stock.

(12)  VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes.

(13)  TRANSFER.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(14)  REGISTRATION.  The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the "Registered Notes").  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 21.

(15)  REISSUANCE OF THIS NOTE.

(a)  Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the written order of the Holder a new Note (in accordance with Section 15(d)), registered in the Company's Register of Notes as the Holder may request in writing , representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Section 15(a), following redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)  Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c)  Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)  Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note (subject, however, to any actions already taken under or with respect to this Note at any time prior thereto), and (v) shall represent accrued unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(16)  REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(17)  PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(18)  CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the holders of Notes and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(19)  FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(20)  DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the arithmetic calculation of any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt of the Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile the disputed arithmetic calculation of any Redemption Price to the Company's independent, outside accountant.  The Company, at the Company's expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such accountant's determination or calculation shall be binding upon all parties absent demonstrable error.

(21)  NOTICES; PAYMENTS.

(a)  Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)  Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the holders of Notes, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(22)  CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(23)  WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(24)  GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(25)  CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)  "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(c)  "Common Stock" means the common stock, par value $0.001 per share, of the Company.

(d)  "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(e)  "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, the Nasdaq National Market or The Nasdaq Capital Market.

(f)  "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 15(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the issued and outstanding Common Stock or the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(g)  "GAAP" means United States generally accepted accounting principles, consistently applied.

(h)  "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(i)  "Indenture" means that certain Indenture, dated as of January 24, 2007, between the Company, and The Bank of New York, a New York banking corporation, as Trustee (in such capacity the "Trustee"), as such may be amended or supplemented from time to time.

(j)  "Outstanding Amount" means the sum of (A) the portion of the Principal to be redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(k)  "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l)  "Permitted Indebtedness" means (a) Indebtedness incurred by the Company or any Guarantor (as defined by the Indenture) to finance acquisitions from time to time that is approved in advance by the Required Holders and made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) or more days after the Maturity Date; (b) that certain amended and restated unsecured promissory note made September 13, 2005 by the Company in favor of General Motors Corporation in an amount not to exceed that in effect on the date hereof, (c) secured purchase money Indebtedness incurred in connection with the purchase of equipment in an aggregate maximum amount equal to $250,000 at any time outstanding to be used in the operations of the Company, (d) Indebtedness under any reimbursement agreement related to the Letter of Credit (as defined in the Indenture), (e) solely during the period commencing on the Issuance Date and ending on September 15, 2007, an amount of Indebtedness not to exceed $2,000,000 in principal amount, issued pursuant to that certain 12% Senior Secured Convertible Debenture, dated September 13, 2005 by FP Technology Holdings, Inc. to Trident Growth Fund, L.P., as amended by the Master Amendment, dated March 29, 2006 and the First Amendment dated September 13, 2006 between the Company and Trident Growth Fund, L.P., and (f) the Senior Indebtedness.

(m)   "Permitted Liens" means (i) Liens for taxes not yet due and payable; (ii) unrecorded workmen's and servicemen's liens in the ordinary course of business; (iii) Liens securing purchase money security obligations not in excess of $250,000 in the aggregate; (iv) Liens securing the Company's obligation to reimburse the L/C Bank (as defined in the Indenture) for any drawings honored under the Letter of Credit; (v) Liens held by the Collateral Agent (as defined in the Indenture) to secure the Obligations (as defined in the Indenture); or (vi) Liens in support of Permitted Indebtedness.

(n)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

(o)  "Principal Market" means the OTC Bulletin Board.

(p)  "Redemption Notices" means, collectively, the Event of Default Redemption Notices and the Change of Control Redemption Notices, and, each of the foregoing, individually, a Redemption Notice.

(q)  "Redemption Prices" means, collectively, the Event of Default Redemption Price and the Change of Control Redemption Price, and, each of the foregoing, individually, a Redemption Price.

(r)  "Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(s)  "SEC" means the United States Securities and Exchange Commission.

(t)  "Securities Purchase Agreement" means that certain securities purchase agreement dated the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(u)  "Senior Indebtedness" means any notes issued pursuant to the Indenture.

(v)  "Subordination Agreement" shall mean that certain subordination agreement with respect to the Senior Indebtedness, by and among the Trustee, the Holder and the holders of the Other Notes, dated on even date herewith, as such may be amended from time to time.

(w)  "Subscription Date" means August 2, 2007.

(x)  "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity, if any.

(y)  "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(z)  "Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(26)  DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information, relating to the Company or its Subsidiaries, the Company shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

FIREPOND, INC.
By:
Name:
Title: